EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2018-C8 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Marina Heights State Farm Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Marina Heights State Farm Mortgage Loan prior to April 9, 2021, Situs Holdings, LLC, as Special Servicer for the Marina Heights State Farm Mortgage Loan on and after April 9, 2021, Wells Fargo Bank, National Association, as Trustee for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marina Heights State Farm Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marina Heights State Farm Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marina Heights State Farm Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Lehigh Valley Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Lehigh Valley Mall Mortgage Loan prior to July 14, 2021, LNR Partners, LLC, as Special Servicer for the Lehigh Valley Mall Mortgage Loan on and after July 14, 2021, Wilmington Trust, National Association, as Trustee for the Lehigh Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lehigh Valley Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Lehigh Valley Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lehigh Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lehigh Valley Mall Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Fort Knox Executive Park Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Fort Knox Executive Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fort Knox Executive Park Mortgage Loan, Citibank, N.A., as Custodian for the Fort Knox Executive Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fort Knox Executive Park Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Fort Knox Executive Park Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Twelve Oaks Mall Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Twelve Oaks Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Twelve Oaks Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Twelve Oaks Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Twelve Oaks Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Twelve Oaks Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Twelve Oaks Mall Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the DreamWorks Campus Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the DreamWorks Campus Mortgage Loan prior to May 13, 2021, Situs Holdings, LLC, as Special Servicer for the DreamWorks Campus Mortgage Loan on and after May 13, 2021, Wells Fargo Bank, National Association, as Trustee for the DreamWorks Campus Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the DreamWorks Campus Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the DreamWorks Campus Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the DreamWorks Campus Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Meridian Corporate Center Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Meridian Corporate Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Meridian Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Meridian Corporate Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Meridian Corporate Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Meridian Corporate Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Meridian Corporate Center Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)